Exhibit 10.19 State of Florida Order

STATE OF FLORIDA
OFFICE OF FINANCIAL REGULATION

IN RE:	)
	)	OFR Administrative Proceeding No.s:
RAYMOND JAMES & ASSOCIATES,	)	0404-S-10/08
INC., AND RAYMOND JAMES	)	0404a-S-10/08
FINANCIAL SERVICES, INC.,	)
)
Respondents.	)
)

ADMINISTRATIVE CONSENT AGREEMENT TO FINAL ORDER
WHEREAS, Raymond James & Associates, Inc. (“Respondent RJA”) and Raymond James Financial Services, Inc. (“Respondent RJFS”) (collectively, “Respondents”) are broker-dealers registered in the state of Florida; and
WHEREAS, Respondents’ activities regarding the sale of auction rate securities have been the subject of coordinated investigations conducted by a multi-state task force; and
WHEREAS, Respondents have cooperated fully with regulators conducting the investigations by providing documentary evidence and other materials and by providing regulators with access to information relevant to their investigations; and
WHEREAS, on June 29, 2011, Respondents and the multi-state task force reached an agreement to resolve the investigations relating to Respondents’ sale of ARS to certain customers; and
WHEREAS, Respondents agree, among other things, to purchase certain auction rate securities from customers and to make certain payments; and
WHEREAS, Respondents elect to waive permanently any right to a hearing and appeal under Chapter 120, Florida Statutes, with respect to this Administrative Consent Agreement to Final Order (the “Order”); and
WHEREAS, Respondents admit the jurisdiction of the Office of Financial Regulation and consent to the entry of this Order by the Office of Financial Regulation; and
WHEREAS, Respondents have voluntarily agreed to purchase ARS from certain customers, as described in Section IV below, and to use best efforts to provide liquidity solutions for certain other customers; and
WHEREAS, Respondents neither admit nor deny the Findings of Fact and Conclusions of Law contained in this Order.
NOW, THEREFORE, the Office of Financial Regulation, as administrator of the Florida Securities and Investor Protection Act, Chapter 517, Florida Statutes, hereby enters this Order:

I.
RESPONDENTS
1.    Respondent RJA (CRD #705) was, at all times material herein, a Florida corporation with its principal place of business at 880 Carillon Parkway, St. Petersburg, Florida 33716.
2.    Respondent RJFS (CRD #6694) was, at all times material herein, a Florida corporation with its principal place of business at 880 Carillon Parkway, St. Petersburg, Florida 33716.
II.
FINDINGS OF FACT
3.    Respondents are each in the business of effecting transactions in securities in Florida as a “dealer” within the meaning of section 517.021(6), Florida Statutes.
4.    Respondents have customers located across the United States of America, including Florida.
5.    Prior to February 13, 2008, Respondents sold financial instruments known as auction rate securities (“ARS”) to Florida residents.
ARS
6.    ARS are bonds or preferred stocks that have interest rates or dividend yields that are periodically reset through an auction process, typically every seven (7), twenty-eight (28), or thirty-five (35) days.
7.    ARS are usually issued with thirty (30) year maturities, but ARS maturities can range from five years to perpetuity.
8.    ARS can be attractive investments to investors because ARS may offer slightly higher yields than various alternative products, including forms of cash alternative products.
9.    An ARS yield is determined by the periodic auctions (commonly referred to as “Dutch” auctions) during which ARS are auctioned at par.
10.    ARS can be bought or sold at par at one of these periodic Dutch auctions.
11.    Under the typical procedures for an ARS auction in effect prior to February 13, 2008, an investor, including a customer of either Respondent, who wished to purchase ARS at auction, submitted a bid that included the minimum interest or dividend rate that the investor would accept.
12.    ARS holders could either choose to keep their securities until the next auction or submit offers to sell their ARS.

13.    An auction agent collected all of the bids and offers for a particular auction.
14.    The final yield rate at which the ARS were sold was the “clearing rate” and the clearing rate applied to that particular ARS until the next auction.
15.    Bids with the lowest rate and then successively higher rates were accepted until all ARS sell orders were filled.
16.    The clearing rate was the lowest rate bid sufficient to cover all ARS offered for sale in the auction.
17.    If there were not enough bids to cover the ARS offered for sale in an auction, then an auction would fail.
18.    In a failed auction, investors who want to sell are not able to do so and such investors must hold their ARS until at least the next auction.
19.    In the event of a failed auction, an ARS issuer pays the holders a maximum rate or “penalty” rate, which is either a flat rate or a rate based on a formula set forth in the ARS offering documents.
20.    Penalty rates might be higher or lower than the prior clearing rate or market rates on similar products.
21.    To facilitate the auction process, issuers of ARS selected one or more broker-dealers to underwrite an offering and/or manage an auction process.
22.    In many instances, these broker-dealers submitted their own bids to support the ARS auctions and to prevent the auctions from failing, maintain an orderly market, or set a clearing rate.
23.    Due to various market conditions in the early part of 2008, many of the broker-dealers that acted as underwriters of the ARS offerings or as lead managers for the ARS auctions stopped submitting their own bids in support of the ARS auctions.
24.    As a result, by February 13, 2008, the ARS market began to experience widespread auction failures, leaving ARS investors, including some of Respondents’ customers throughout the United States of America, unable to sell their ARS holdings.
25.    On February 13, 2008, through the date of this Order, the ARS market has continued to experience widespread failures, making ARS holdings illiquid.
26.    Some ARS have been redeemed by their issuers since February 13, 2008.  Thousands of ARS investors, however, including some of Respondents’ customers, have been unable to liquidate their ARS positions through the auction process.

27.    Respondents’ customers currently hold hundreds of millions of dollars in illiquid ARS that they are unable to sell through the auction process.
Respondents’ Roles in the ARS Market
28.    Respondent RJA acted as an underwriter of single-issue municipal auction rate securities (“MARS”).  RJA managed the auctions of MARS it underwrote and of MARS underwritten by other broker-dealers.  Additionally, RJA submitted bids in the auctions it managed to prevent them from failing, to maintain an orderly market, or to set a clearing rate.
29.    Respondent RJFS did not underwrite or act as an auction manager for ARS, and did not at any time submit bids in auctions.
30.    Respondents also acted as agents for their customers, on a solicited and unsolicited basis, by submitting customers’ orders to purchase and sell two other ARS products: auction rate preferred securities backed by a pool of municipal bonds (“ARPS”) and taxable auction rate securities, which were variable rate perpetual preferred stock issued by closed-end funds (“TARS”).  As distributing or “downstream” broker-dealers for the ARPS and TARS, Respondents did not submit bids in these auctions.
Respondents’ ARS Sales to Customers
31.    In selling ARS to its customers prior to the middle of February 2008, some of Respondents’ registered representatives and financial advisors made inaccurate comparisons between ARS and other investments, such as money market funds, telling customers that ARS were “cash equivalents,” “the same as cash,” and “highly liquid,” but with a slightly higher yield.  Respondents’ registered representatives and financial advisors also did not accurately characterize the investment nature of ARS since ARS are highly complex securities that are very different from money market funds, as evidenced by, among other things, the dependence of ARS on successful auctions for liquidity.
32.    Respondents’ ARS trade confirmations, sent after customers purchased ARS, disclosed the risks that these auctions could fail and that Respondents were not obligated to ensure their success.  Nevertheless, Respondents did not provide customers with adequate and complete disclosures regarding the complexity of the auction process, including failing to adequately disclose to customers that Respondent RJA managed the auctions of the MARS and that RJA routinely bid in MARS auctions to prevent a failed auction, maintain an orderly market, or set a particular clearing rate.  For example, some of Respondents’ registered representatives and financial advisors did not adequately disclose to customers that their ARS could become illiquid for an indeterminate period of time in the event of an auction failure.

33.    The information described in Paragraphs 31 through 32 was material to Respondents’ customers.
34.   Respondents should have known that their registered representatives and financial advisors marketed ARS to customers as highly liquid and as an alternative to cash or money market funds without adequately disclosing that ARS are complex securities that may become illiquid.
35.    In connection with the marketing of ARS, Respondents failed to adopt policies and procedures reasonably designed to ensure that its registered representatives and financial advisors recommended ARS only to customers who had stated investment objectives that were consistent with their purchase of ARS.  Some of Respondents’ registered representatives and financial advisors recommended ARS to customers as a liquid, short-term investment.  As a result, some of Respondents’ customers who needed short-term access to funds invested in ARS even though ARS had long-term maturity dates, or in the case of ARPS and TARS, no maturity dates.

III.
CONCLUSIONS OF LAW
36.    The Office of Financial Regulation has jurisdiction over this matter pursuant to Section 517.221, Florida Statutes.
37.    By engaging in the acts and conduct set forth in paragraphs II.3 through II.35, Respondents engaged in dishonest or unethical practices in violation of Section 517.161(1)(h), Florida Statutes.
38.    By engaging in the acts and conduct set forth in paragraphs II.3 through II.35, Respondents failed to reasonably supervise their agents in violation of Rule 69W-600.013(1)(h)1., Florida Administrative Code, and NASD Conduct Rule 3010.
IV.
CONSENT TERMS
On the basis of the Findings of Fact, Conclusions of Law, and Respondents’ consent to the entry of this Order and a Final Order approving same, without admitting or denying the facts or conclusions herein,
IT IS HEREBY AGREED:
1.    The Final Order approving this Order concludes the investigation by the Office of Financial Regulation and precludes any other action that the Office of Financial Regulation could commence against the Respondents under applicable Florida law on behalf of Florida as it relates to Respondents’ sale of auction rate securities to Eligible Investors, as defined below.

2.    This Order is entered into solely for the purpose of resolving the above-referenced multi-state investigation, and is not intended to be used for any other purpose.
3.    Respondents shall cease and desist from violating the Florida Securities and Investor Protection Act and will comply with the Florida Securities and Investor Protection Act.
4.    Within ten (10) days of the date on which the Final Order approving this Order is entered, Respondents shall pay the sum of Three Hundred Eighty Four Thousand Nine Hundred Thirty Three Dollars and Fifty Eight Cents ($384,933.58) to the Office of Financial Regulation’s Anti-Fraud Trust Fund, which amount constitutes Florida’s proportionate share of the total state settlement amount of $1,750,000.00.  In the event another state securities regulator determines not to accept Respondents’ settlement offer, the total amount of the payment to the state of Florida shall not be affected.
5.    Respondents shall take certain measures with respect to current and former customers with respect to “Eligible Auction Rate Securities”, as defined below in Paragraph IV.6.
6.   “Eligible Auction Rate Securities”.  For purposes of this Order, “Eligible Auction Rate Securities” means auction rate securities purchased at Respondents on or before February 13, 2008, and that have failed at auction at least once since February 13, 2008.  Notwithstanding the foregoing definition, the term “Eligible Auction Rate Securities” shall not include auction rate securities that were purchased at Respondents in accounts owned, managed or advised by or through correspondent broker-dealers or unaffiliated registered investment advisers.
7.   “Eligible Investors”.  For purposes of this Order, “Eligible Investors,” shall mean the following:
(1)   Any investor that purchased Eligible Auction Rate Securities at Respondents on or before February 13, 2008, did not transfer such Eligible Auction Rate Securities away from Respondents prior to January 1, 2006, and held those securities on February 13, 2008.
(2)         “Eligible Investors,” for the purposes of this Order, shall not include institutional money managers.
(3)         “Eligible Investors,” for the purposes of this Order, shall not include customers who resolved their ARS claims through arbitration proceedings or negotiated settlements with Respondents.
8.           Purchase Offer.  Respondents shall offer to purchase, at par plus accrued and unpaid dividends/interest, from Eligible Investors their Eligible Auction Rate Securities that have failed at auction at least once since February 13, 2008 (the “Purchase Offer”).

9.           Notification and Buyback Procedures.
a.           Respondents shall create a written notice related to the Purchase Offer (the “Notice”).  The Notice shall explain the relevant terms of this Order and describe what Eligible Investors must do to accept, in whole or in part, the Purchase Offer, including how Eligible Investors may accept the Purchase Offer.
b.           Initial Notice
i.    Respondents shall provide the Notice to Eligible Investors who purchased Eligible Auction Rate Securities at Respondents by no later than thirty (30) days from the date of the entry of this Order.
ii.   Furthermore, Respondents shall undertake their best efforts to identify and locate customers who purchased Eligible ARS at Respondents but who transferred such Eligible ARS away from Respondents prior to January 1, 2006 by no later than thirty (30) days from the date of this Order.  Respondents will provide any such customers the Purchase Offer described in Section IV.8, the Notification and Buyback Procedures described in Section IV.9, and the other terms described in Sections IV.11, IV.12, and IV. 13.
c.           Second Notice
With respect to each Eligible Investor that Respondents sent the Notice required by Paragraph IV.9.b above and who did not respond, Respondents shall provide a second copy of the Notice on or before 45 days before the end of Offer Period, as defined below.
d.   Offer Period
i.    Respondents shall keep the Purchase Offer open for seventy five (75) days after mailing the Initial Notice as required by Paragraph IV.9.b, above (“Offer Period”).
ii.   Eligible Investors may accept the Purchase Offer by notifying Respondents as described in the Purchase Offer, at any time before 11:59 P.M. Eastern Time, on or before the last day of the Offer Period.  For those Eligible Investors who accept the Purchase Offer within the Offer Period, Respondents shall purchase their Eligible Auction Rate Securities by no later than five (5) business days following the expiration of the Offer Period.
e.   An Eligible Investor may revoke their acceptance of Respondents’ Purchase Offer at any time up until Respondents’ purchase of such Eligible Investor’s Eligible Auction Rate Securities or provide notice of their intent to purchase such Eligible Auction Rate Securities.

f.    Respondents’ obligation to those Eligible Investors who custodied their Eligible Auction Rate Securities away from Respondents as of the date of this Order shall be contingent on: (1) Respondents receiving reasonably satisfactory assurances from the financial institution currently holding the Eligible Investor’s Eligible Auction Rate Securities that the bidding rights associated with such Eligible Auction Rate Securities will be transferred to Respondents; (2) the Eligible Investor reactivating their former account with Respondents; and (3) the transfer of the Eligible Auction Rate Securities to the Eligible Investor’s former account with Respondents.
g.   Respondents shall use their best efforts to identify, contact and assist any Eligible Investor who has transferred the Eligible Auction Rate Securities out of Respondents’ custody in returning such Auction Rate Securities to Respondents’ custody, and shall not charge such Eligible Investor any fees relating to or in connection with the return to Respondents or custodianship by Respondents of such Eligible Auction Rate Securities.
10.   Customer Assistance.  Within two (2) days of entry of this Order, Respondents shall establish a dedicated toll-free telephone assistance line and website to provide information and to respond to questions concerning the terms of this Order, and to provide information concerning the terms of this Order and, via an e-mail address or other reasonable means, to respond to questions concerning the terms of this Order.  Respondents shall maintain the telephone assistance line for at least nine months from the date of this Order.
11.   Relief for Eligible Investors Who Sold Below Par.  Respondents shall use their best efforts to identify each Eligible Investor who: (i) purchased Eligible Auction Rate Securities at Respondents on or before February 13, 2008; and (ii) who sold those Eligible Auction Rate Securities below par between February 13, 2008 and the date of this Order (“Below Par Sellers”).  Within 75 days of this Order, Respondents shall pay each Below Par Seller the difference between par and the price at which the Below Par Seller sold the Eligible Auction Rate Securities, plus reasonable interest thereon.  Furthermore, Respondents will pay promptly the difference between par and the price at which the Below Par Seller sold the Eligible Auction Rate Securities, plus reasonable interest thereon to any Below Par Sellers identified more than 75 days after this Order.

12.         Consequential Damages Arbitration Process.
a.   Respondents shall consent to participate in a special arbitration process (“Arbitration”) for the exclusive purpose of arbitrating any Eligible Investor’s consequential damages claim arising from their inability to sell Eligible Auction Rate Securities.  In the Arbitration, the Special Arbitration Process applicable to firms that have entered into settlements with state regulators (the “State SAP”) will be available for the exclusive purpose of arbitrating any Eligible Investor’s consequential damages claim.  Respondents shall notify Eligible Investors of the terms of the Arbitration process through the Notice.
b.   The Arbitration shall be conducted under the auspices of FINRA, pursuant to the NASD Code of Arbitration Procedures for Customer Disputes, eff. April 16, 2007.  Respondents will pay all applicable forum and filing fees.
c.   Any Eligible Investors who choose to pursue such claims in the Arbitration shall bear the burden of proving that they suffered consequential damages and that such damages were caused by their inability to access funds invested in Eligible Auction Rate Securities.  In the Arbitration, Respondents shall be able to defend themselves against such claims; provided, however, that Respondents shall not contest liability for the illiquidity of the underlying auction rate securities position or use as part of their defense any decision by the Eligible Investor not to borrow money from either Respondent.
d.   Eligible Investors who elect to use the Arbitration provided for herein shall not be eligible for punitive damages, or for any other type of damages other than consequential damages.  However, the State SAP will govern the availability of attorney’s fees.
13.         Loan Interest Expense.
Respondents shall use their best efforts to identify Eligible Investors that obtained a loan through Respondents (or its affiliates) secured by Eligible Auction Rate Securities that were not successfully auctioning at the time the loan was taken and who paid more in interest on the loan than the Eligible Investor received in interest or dividends from the Eligible Auction Rate Securities during the time the loan was outstanding (“Negative Carry”).  If the Eligible Investor can provide Respondents documentation evidencing the amount of Negative Carry, Respondents, on or before 75 days from the date of this Order, will reimburse the Eligible Investor the amount of Negative Carry actually paid.

14.   Best Efforts
Respondents will use their best efforts to provide the institutional money managers, within nine (9) months of the date of this Order, opportunities to liquidate their Eligible Auction Rate Securities including, but not limited to, facilitating issuer redemptions, restructurings, and through other reasonable means.  Although Respondents are required to use their best efforts to liquidate Eligible Auction Rate Securities owned by the institutional money managers, the Respondents are not obligated to purchase the securities.
15.   Reports and Meetings
a.     Respondents shall submit a bi-monthly written report detailing Respondents’ progress with respect to the provisions of this Order within 45 days of the end of each month in which a report is required, beginning with a report covering the month ended after the date of this Order and continuing through and including a report covering the month ended nine months from the date of this order.  This report shall be submitted to a representative specified by the North American Securities Administrators Association (“NASAA”).
b.            Beginning 120 days after the date of this order, Respondents shall confer at least quarterly with the representative specified by NASAA to discuss Respondents’ progress with respect to the provisions of this Order.  Such quarterly conferences shall continue for nine months from the date of this Order.
c.            The reporting and conference deadlines set forth above may be amended or modified with written permission from the representative specified by NASAA.
16.          This Order is not intended to indicate that Respondents or any of its affiliates or current or former employees shall be subject to any disqualifications contained in the federal securities law, the rules and regulations thereunder, the rules and regulations of self regulatory organizations or various states’ securities laws including any disqualifications from relying upon the registration exemptions or safe harbor provisions.  In addition, this Order is not intended to form the basis for any such disqualifications.
17.          Except in an action by the Office of Financial Regulation to enforce the obligations of Respondents in this Order, this Order may neither be deemed nor used as an admission of or evidence of any alleged fault, omission or liability of Respondents in any civil, criminal, arbitration or administrative proceeding in any court, administrative agency or tribunal.  For any person or entity not a party to this Order, this Order does not limit or create any private rights or remedies against Respondents including, without limitation with respect to the use of any emails or other documents of Respondents or of others concerning the marketing and/or sales of auction rate securities, limit or create liability of Respondents, or limit or create defenses of Respondents to any claims.

18.          This Order is not intended to disqualify Respondents or any of its affiliates or current or former employees from any business that they otherwise are qualified or licensed to perform under applicable state securities law and this Order is not intended to form the basis for any disqualification.
19.          Respondents shall pay Two Hundred Fifty Thousand Dollars ($250,000.00) to Florida based on fees and expenses incurred by Florida’s Office of Financial Regulation prior to the date of this Order in connection with an investigation related to Respondents’ sale of auction rate securities.
20.          Respondents shall pay Twenty Five Thousand Dollars ($25,000.00) to the North American Securities Administrators Association as consideration for financial assistance provided by NASAA in connection with the multi-state investigation.

RESPONDENT, RAYMOND JAMES & ASSOCIATES, INC.

/s/ Dennis W. Zank	6/24/11
DENNIS W. ZANK	DATE

RESPONDENT, RAYMOND JAMES FINANCIAL SERVICES, INC.

/s/ Donald K. Runkle	6/24/11
DONALD K. RUNKLE	DATE

/s/ Christian R. Bartholomew	6/27/11
CHRISTIAN R. BARTHOLOMEW	DATE
ATTORNEY FOR RESPONDENTS

DIVISION OF SECURITIES

/s/ Franklin L. Widmann	6/29/11
FRANKLIN L. WIDMANN, DIRECTOR	DATE
DIVISION OF SECURITIES
OFFICE OF FINANCIAL REGULATION

CONSENT TO ENTRY OF FINAL ORDER BY RAYMOND JAMES & ASSOCIATES, INC. AND RAYMOND JAMES FINANCIAL SERVICES, INC.

Raymond James & Associates, Inc. and Raymond James Financial Services, Inc. (together “Raymond James”) hereby acknowledges that it has been served with a copy of this Administrative Consent Agreement to Final Order and proposed Final Order, has read the foregoing Order, is aware of its right to a hearing and appeal in this matter, and has waived the same.
Raymond James admits the jurisdiction of the Office of Financial Regulation, neither admits nor denies the Findings of Fact and Conclusions of Law contained in this Order, and consents to entry of the proposed Final Order, a copy of which is attached as Exhibit “A,” by the Office of Financial Regulation as settlement of the issues contained in this Order.
Respondents shall not claim, assert, or apply for a tax deduction or tax credit with regard to any state, federal, or local tax for any administrative monetary payment that Respondents shall pay pursuant to this Administrative Consent Agreement to Final Order as approved by the proposed Final Order.
Raymond James states that no promise of any kind or nature whatsoever was made to it to induce it to enter into this Administrative Consent Agreement to Final Order and that it has entered into this Order voluntarily.
Dennis W. Zank represents that he is President of Raymond James & Associates, Inc., and that, as such, has been authorized by Raymond James & Associates, Inc., to enter into this Order for and on behalf of Raymond James & Associates, Inc.
Donald K. Runkle represents that he is Senior Vice President, Chief Compliance Officer, of Raymond James Financial Services, Inc., and that, as such, has been authorized by Raymond James Financial Services, Inc., to enter into this Order for and on behalf of Raymond James Financial Services, Inc.

 DATED this 24th day of June, 2011.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Dennis W. Zank
Dennis W. Zank
Title:	President

STATE OF   Florida           )
                      )
County of         Pinellas         )

    SUBSCRIBED AND SWORN TO before me this 24th day of June, 2011.

/s/ Deborah A. Hawke
Notary Public

My commission expires:
8/20/15

RAYMOND JAMES FINANCIAL SERVICES, INC.

	By:	/s/ Donald K. Runkle
Donald K. Runkle
	Title:	Sr. VP, Chief Compliance Officer
STATE OF Florida ) ) County of Pinellas )
    SUBSCRIBED AND SWORN TO before me this 24th day of June, 2011.

/s/ Deborah A. Hawke
Notary Public

My commission expires:
8/20/15